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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Core Bond Fund

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class A      18,786,712        0.44             42,602,948        10.24


     Class B      7,087,618         0.36             17,588,462        10.24


     Class C      4,475,139         0.36             12,489,320        10.24


     Class I      160,506,211       0.47             348,496,892       10.24


     Class IS     2,099,895         0.44             4,374,262         10.24


     Class R      426,303           0.41             1,745,796         10.24





     Evergreen Select High Yield     Bond Fund

                  72DD              73A              74U               74V
                  Dollar            Per Share        Shares
                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class I      29,712,775        0.59             47,401,033        9.14


     Class IS     962,140           0.56             1,689,688         9.14